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                                                                    EXHIBIT 10.1

                                Escrow Agreement

                                  by and among

                     DKR SoundShore Oasis Holding Fund Ltd.,

                               ARTISTdirect, Inc.,

                                       and

                         U.S. Bank National Association

                            Dated as of May 23, 2005

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      THIS ESCROW AGREEMENT is entered into as of May 23, 2005 (this
"Agreement") by and among U.S. Bank National Association (the "Escrow Agent"), DKR SoundShore Oasis Holding Fund Ltd. ("Oasis") and ARTISTdirect, Inc. (the "Company" and together with Oasis, the "Interested Parties").

      WHEREAS, the Company, Oasis and Verus International Group Ltd. ("Verus") are currently negotiating the terms of a Convertible Subordinated Debenture to be issued by the Company (the "Debenture");

      WHEREAS, the net proceeds from the Debenture will be used by the Company to finance in part the acquisition of an acquisition target (including the purchase price therefor and all costs, fees and expenses incurred in connection therewith), mutually acceptable to the Company, Oasis and Verus (the "Acquisition Candidate") (the transaction is referred to herein as the "Acquisition");

      WHEREAS, the execution and funding of the Debenture by Oasis and Verus are contingent upon the consummation of the Acquisition;

      WHEREAS, to induce Acquisition Candidate to execute a letter of intent and to facilitate the consummation of the Acquisition, Oasis has agreed to cause the deposit of certain funds with the Escrow Agent;

      WHEREAS, a portion of the funds deposited by Oasis with the Escrow Agent (not more than Fifteen Million Ninety Thousand U.S. Dollars ($15,090,000)) shall be applied toward a portion of the purchase price of the Debenture and such funds shall be distributed to the Company only upon consummation of the Acquisition, or shall be returned to Oasis in accordance with this Agreement; and

      WHEREAS, the parties to this Agreement desire to define the terms and conditions pursuant to which the Escrow Agent shall hold and release such funds;

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Escrow Agent shall hold in escrow and shall distribute the Escrowed Funds (as defined herein) in accordance with and subject to the following terms and conditions:

      1. Appointment as Escrow Agent. The Company and Oasis each hereby appoint Escrow Agent to act as the escrow agent under the terms hereof, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow holder for the Escrowed Funds in accordance with the terms hereof.

      2. Escrowed Funds. Upon the effectiveness of this Agreement, Oasis shall deposit with the Escrow Agent a sum of Twenty Five Million U.S. Dollars (U.S. $25,000,000) (the "Oasis Deposit"), to be held subject to the terms and provisions herein. The foregoing funds, plus all interest, dividends, and other distributions and payments therein (collectively the "Distributions") received by the Escrow Agent, less any funds distributed or paid in accordance with this Agreement, are collectively referred to herein as the "Escrowed Funds." The Escrow Agent shall hold the Escrowed Funds in escrow and shall not withdraw, and none of the parties

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shall be entitled to any disbursement of, the Escrowed Funds for any purpose or in any manner or circumstances other than as set forth herein.

      3.    Investment of Escrowed Funds.

            (a) The Escrow Agent shall invest the Escrowed Funds in Eligible Investments. For purposes of this Agreement, "Eligible Investments" shall mean
(i) sixty (60) day United States Treasury Bills or (ii) money market funds investing in United States Government securities. Oasis shall have the right to select the Eligible Investment and any such selection shall be made in writing and delivered to Escrow Agent on the date hereof.

            (b) All earnings received from the investment of the Escrowed Funds shall be credited to, and shall become a part of, the Escrowed Funds (and any losses on such investments shall be debited to the Escrow Account). The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

            (c) The Interested Parties agree that, for tax reporting purposes, all interest and other income earned from the investment of the Escrowed Funds in any tax year shall, to the extent such interest or other income is distributed by the Escrow Agent to any person or entity pursuant to the terms of this Agreement during such tax year, be reported as allocated to such person or entity.

            (d) Each of the Interested Parties hereto agrees to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8 BEN, in case of non-U.S. persons) to the Escrow Agent upon the execution and delivery of this Agreement. The Interested Parties understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrowed Funds. Each of the Interested Parties agrees to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, and to instruct the Escrow Agent with respect to any certifications and governmental reporting that may be required under any laws or regulations that may be applicable in connection with its acting as Escrow Agent under this Agreement.

      4. Distribution of Escrowed Funds. The Escrow Agent is directed to hold and distribute the Escrowed Funds in the following manner:

            (a) On the date the Acquisition is consummated, the Company and Oasis shall deliver a written notice to the Escrow Agent, duly executed by an authorized signatory for the Company and Oasis, notifying the Escrow Agent that the Company and Oasis have executed documentation in connection with the issuance of the Debenture. Upon receipt of such notice, the Escrow Agent will release the applicable portion of the Oasis Deposit to the Company via wire transfer, and return the balance of the Oasis Deposit, plus any applicable accrued interest or other income, to Oasis via wire transfer, or as otherwise set forth in the written notice, within two (2) Business Days after receipt of such notice.

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            (b)   In the event Acquisition Candidate either (i) executes a
definitive purchase or acquisition agreement with a party other than the Company or (ii) affirmatively rejects the Company's offer to acquire Acquisition Candidate, whichever shall occur first, the Company and Oasis shall deliver a written notice to the Escrow Agent, duly executed by an authorized signatory for the Company and Oasis, notifying the Escrow Agent that the Acquisition, and corresponding issuance of the Debenture, has been terminated. Upon receipt of such notice, the Escrow Agent will return the Oasis Deposit, plus any applicable accrued interest or other income, to Oasis via wire transfer, or as otherwise set forth in the written notice, within two (2) Business Days after receipt of such notice.

            (c) In the event the Acquisition is not consummated by July 31, 2005 (with certification thereof provided to the Escrow Agent in accordance with Section 4(a) above), the Escrow Agent shall thereupon immediately return the Oasis Deposit, plus any applicable accrued interest or other income, to Oasis via wire transfer within two (2) Business Days.

            (d) The Escrow Agent shall return the Oasis Deposit, plus any applicable accrued interest to other income, to Oasis within three (3) Business Days if so requested by Oasis, if at any time and for any reason Oasis, in its sole discretion, is not satisfied with the results of its due diligence review of the Company and/or the Acquisition Candidate.

      For purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of Los Angeles, California are authorized or required by law or executive order to close.

      5. Addresses and Account Information. Notices, instructions and other communications hereunder shall be sent as specified in Exhibit 1. All notices or communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, sent by facsimile or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when actually so delivered by hand or facsimile, or, if mailed, three (3) days after mailing (one (1) business day in the case of express mail or overnight courier service).

      6. Termination of Escrow Agreement. This Agreement shall terminate upon the distribution of all of the Escrowed Funds by the Escrow Agent pursuant to this Agreement.

      7.    Limitation of Escrow Agent's Duties and Liabilities.

            (a) Each Interested Party acknowledges and agrees that the Escrow Agent (i) shall not be responsible for any of the agreements referred to or described herein (including without limitation any documents pertaining to the Acquisition, including, but not limited to, the Debenture), or for determining or compelling compliance therewith, and shall not otherwise be bound thereby,
(ii) shall be obligated only for the performance of such duties as are expressly and specifically set forth in this Agreement on its part to be performed, each of which is ministerial (and shall not be construed to be fiduciary) in nature, and no implied duties or obligations of any kind shall be read into this Agreement against or on the part of the Escrow Agent, (iii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished

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with acceptable indemnification, (iv) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and believed by it in good faith to be genuine and to have been signed or presented by the proper person, and shall have no responsibility or duty to make inquiry as to or to determine the genuineness, accuracy or validity thereof (or any signature appearing thereon), or of the authority of the person signing or presenting the same, and (v) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or advice of such counsel.

            (b) The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent's gross negligence, willful misconduct or fraud in breach of the terms of this Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damage or loss (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action, unless due to the Escrow Agent's willful misconduct or fraud.

            (c) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository, securities intermediary or other subescrow agent employed by the Escrow Agent than any such book-entry depository, securities intermediary or other subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository, securities intermediary or other subescrow agent was caused by the Escrow Agent's own gross negligence or willful misconduct in breach of this Agreement.

            (d) The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Agreement, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as a subagent of the Escrow Agent or for any third person or dealing as principal for its own account.

            (e) Notwithstanding any term appearing in this Agreement to the contrary, in no instance shall the Escrow Agent be required or obligated to distribute any of the Escrowed Funds (or take other action that may be called for hereunder to be taken by the Escrow Agent) sooner than two (2) Business Days after (i) it has received the applicable documents required under this Agreement in good form, or (ii) passage of the applicable time period (or both, as applicable under the terms of this Agreement), as the case may be.

      8.    Compensation and Reimbursement of Expenses.

            (a) The Company agrees (i) to pay or reimburse the Escrow Agent for its reasonable attorney's fees and expenses incurred in connection with the preparation of this Agreement (which are in the aggregate amount of $4,000) and
(ii) to pay the Escrow Agent's compensation for its normal services hereunder in accordance with the fee schedule attached

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hereto as Exhibit 2 and made a part hereof, which may be subject to change hereafter by the Escrow Agent on an annual basis.

            (b) The Company agrees to reimburse the Escrow Agent on demand for all reasonable out-of-pocket costs and expenses incurred in connection with the administration of this Agreement or the escrow created hereby or the performance or observance of its duties hereunder which are in excess of its compensation for services hereunder, including without limitation, payment of any reasonable legal fees and expenses incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

            (c) Each of the Interested Parties covenants and agrees, jointly and severally, to indemnify the Escrow Agent (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Escrow Agent arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to reasonable attorney's fees, tax liabilities (other than income tax liabilities associated with the Escrow Agent's fees), any liabilities or damages that may result from any inaccuracy or misrepresentation made in any tax certification provided to the Escrow Agent, and other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Escrow Agent's gross negligence, or willful misconduct. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement.

      9. Resignation. The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days prior written notice of resignation to each of the Interested Parties. Prior to the effective date of the resignation as specified in such notice, the Company and Oasis will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrowed Funds to a bank or trust company that they have selected as successor to the Escrow Agent hereunder. If no successor escrow agent is named by the Company and Oasis within twenty (20) days after notice of resignation is received, the Escrow Agent shall automatically return the Oasis Deposit, plus any applicable accrued interest or other income, to Oasis via wire transfer.

      10. No Third Party Beneficiaries. This Agreement is for the exclusive benefit of the parties hereto and their respective permitted successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever except as provided herein.

      11. Assignment. No party may assign any of its rights or obligations under this Agreement without the written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      12. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state. Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New

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York or the courts of the United States of America located in New York City for any actions, suits, or proceedings arising out of or relating to this Agreement (and the parties agree not to commence any action, suit, or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice, or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit, or proceeding brought against the parties in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit, or proceeding arising out of this Agreement, in the courts of the State of New York or the United States of America located in New York City, and hereby further irrevocably and unconditionally waives its right and agrees not to plead or claim in any such court that any such action, suit, or proceeding brought in any such court has been brought in an inconvenient forum.

      13. Waiver of Jury Trial. THE ESCROW AGENT AND THE INTERESTED PARTIES HEREBY WAIVE A TRIAL BY JURY OF ANY AND ALL ISSUES ARISING IN ANY ACTION OR PROCEEDING BETWEEN THEM OR THEIR SUCCESSORS OR ASSIGNS, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF ITS PROVISIONS OR ANY NEGOTIATIONS IN CONNECTION HEREWITH.

      14. Force Majeure. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its reasonable control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

      15. Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized representative of the party granting such waiver. No waiver by any party of any such condition or breach in any one instance shall be deemed to be a further or continuing waiver of such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

      16. Amendment. This Agreement may only be amended by the written agreement of the Company, Oasis and the Escrow Agent.

      17. Severability. The invalidity, illegality, or unenforceability of any provision of this Agreement shall in no way effect the validity, legality, or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

      18. Headings. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

      19. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be

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admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      20. Customer Identification Program. Each of the Interested Parties acknowledge receipt of the notice set forth on Exhibit 3 attached hereto and made part hereof that information that may be requested to verify their identities.

      21. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      22. Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

                       [REST OF PAGE INTENTIONALLY BLANK]

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      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

THE COMPANY:                              ARTISTDIRECT, INC.

                                          By: /s/ Robert Weingarten
                                              ----------------------------------

                                          Name: Robert Weingarten
                                                --------------------------------

                                          Title: Chief Financial Officer
                                                 -------------------------------

OASIS:                                    DKR SOUNDSHORE OASIS HOLDING FUND LTD.

                                          By: /s/ Brad Caswell
                                              ----------------------------------

                                          Name: Brad Caswell
                                                --------------------------------

                                          Title: Director
                                                 -------------------------------

THE ESCROW AGENT:                         U.S. BANK NATIONAL ASSOCIATION

                                          By: /s/ Brad E. Scarbrough
                                              ----------------------------------

                                          Name: Brad E. Scarbrough
                                                --------------------------------

                                          Title: Vice President
                                                 -------------------------------

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